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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):  DECEMBER 23, 1998

                           TELEX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                                                        33-78806                                    13-3521030
(State of incorporation)                                (Commission File Number)                (IRS Employer Identification No.)


9600 ALDRICH AVENUE SOUTH, BLOOMINGTON, MINNESOTA                                                     55420
(Address of principal executive offices)                                                           (Zip Code)


Registrant's telephone number, including area code:   (612) 884-4051


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ITEM 5. OTHER EVENTS.

                  On December 23, 1998, Telex Communications, Inc. (the "Company") and Telex Communications Group, Inc., the Company's sole stockholder, entered into Amendment No. 2 (the "Amendment") to the Credit Agreement, dated as of May 6, 1997 (as previously amended, the "Credit Agreement"), among the Company, the several banks and other financial institutions from time to time party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., as documentation agent for the Lenders, and The Chase Manhattan Bank, as administrative agent for the Lenders. Among other things, the Amendment changes certain financial condition covenants and related definitions, and increases the Applicable Margins (as defined in the Credit Agreement) for the Revolving Credit Loans, the Tranche A Term Loans and the Tranche B Term Loans (each as defined in the Credit Agreement).

ITEM 7. EXHIBITS.

10(a) Amendment No. 2, dated as of December 23, 1998, to the Credit Agreement, dated as of May 6, 1997, as amended by Amendment No. 1, dated as of January 30, 1998, among the Company, the Lenders, Morgan Stanley Senior Funding, Inc., as documentation agent for the Lenders, and The Chase Manhattan Bank, as administrative agent for the Lenders.
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                                    SIGNATURE

                  Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TELEX COMMUNICATIONS, INC.
                                       (Registrant)


                                       By /s/ John A. Palleschi
                                          -------------------------------------
                                          Name:  John A. Palleschi
                                          Title: Vice President & Secretary

Date:  January 15, 1999